Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports First-Quarter 2025 Financial Results

News Summary
▪First-quarter revenue was $12.7 billion, flat year-over-year (YoY).
▪First-quarter earnings (loss) per share (EPS) attributable to Intel was $(0.19); non-GAAP EPS attributable to Intel was $0.13.
▪Forecasting second-quarter 2025 revenue of $11.2 billion to $12.4 billion; expecting second-quarter EPS attributable to Intel of $(0.32) and non-GAAP EPS attributable to Intel of $0.00.
▪Announcing initiative to drive improved execution and operational efficiency; expecting 2025 operating expenses of $17 billion and 2026 operating expenses of $16 billion.

SANTA CLARA, Calif., April 24, 2025 – Intel Corporation today reported first-quarter 2025 financial results.
“The first quarter was a step in the right direction, but there are no quick fixes as we work to get back on a path to gaining market share and driving sustainable growth,” said Lip-Bu Tan, Intel CEO. “I am taking swift actions to drive better execution and operational efficiency while empowering our engineers to create great products. We are going back to basics by listening to our customers and making the changes needed to build the new Intel.”
“It was a solid start to the year as we executed well on our priorities,” said David Zinsner, Intel CFO. “The current macro environment is creating elevated uncertainty across the industry, which is reflected in our outlook. We are taking a disciplined and prudent approach to support continued investment in our core products and foundry businesses while maximizing operational cost savings and capital efficiency.”

Driving Greater Execution and Efficiency
Intel is taking actions to drive better, more efficient execution across the business. The plan includes streamlining the organization, eliminating management layers and enabling faster decision-making. In taking these actions, Intel will focus on empowering engineering talent to create great products and driving greater accountability across the company while making it easier for customers to do business with Intel.
In line with these actions, Intel is reducing its non-GAAP operating expense target to approximately $17 billion in 2025, down from its previously stated goal of $17.5 billion, and is now targeting $16 billion in 2026. Operating expenses include research and development (R&D), and marketing, general and administrative (MG&A). Intel expects to have restructuring charges associated with these actions, some of which may be included in its non-GAAP results. Since the company has not yet estimated these charges, they are not included in its guidance.
Additionally, further operational efficiencies and better utilization of construction-in-progress assets allow Intel to reduce its gross capital expenditures1 target to $18 billion for 2025, down from the company's previous target of $20 billion, while still expecting net capital expenditures2 of approximately $8 billion to $11 billion. Intel will continue to focus investment in its core business as it drives operational efficiency.

1 Gross capital expenditures refers to GAAP additions to property, plant and equipment.
2 Net capital expenditures, a non-GAAP financial measure, is defined as additions to property, plant and equipment, net of proceeds from capital-related government incentives and partner contributions. See below for more information on and reconciliations of Intel's non-GAAP financial measures.

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Q1 2025 Financial Results

	GAAP			Non-GAAP
	Q1 2025	Q1 2024	vs. Q1 2024	Q1 2025	Q1 2024	vs. Q1 2024
Revenue ($B)	$12.7	$12.7	flat
Gross margin	36.9%	41.0%	down 4.1 ppts	39.2%	45.1%	down 5.9 ppts
R&D and MG&A ($B)	$4.8	$5.9	down 19%	$4.3	$5.0	down 15%
Operating margin (loss)	(2.4)%	(8.4)%	up 6 ppts	5.4%	5.7%	down 0.3 ppts
Tax rate	(51.4)%	39.2%	down 90.6 ppts	12.0%	13.0%	down 1 ppt
Net income (loss) attributable to Intel ($B)	$(0.8)	$(0.4)	down 115%	$0.6	$0.8	down 24%
Earnings (loss) per share attributable to Intel—diluted	$(0.19)	$(0.09)	down 111%	$0.13	$0.18	down 28%
In the first quarter, the company generated $0.8 billion in cash from operations.
Full reconciliations between GAAP and non-GAAP measures are provided below.
Business Unit Summary
In the first quarter of 2025, the company made an organizational change to integrate the Network and Edge Group (NEX) into CCG and DCAI and modified Intel's segment reporting to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way Intel's chief operating decision maker internally receives information and manages and monitors the company's operating segment performance starting in fiscal year 2025. There are no changes to Intel's consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q1 2025[3]	vs. Q1 2024
Intel Products:
Client Computing Group (CCG)	$7.6 billion	down	8%
Data Center and AI (DCAI)	$4.1 billion	up	8%
Total Intel Products revenue	$11.8 billion	down	3%
Intel Foundry	$4.7 billion	up	7%
All Other	$0.9 billion	up	47%
Intersegment Eliminations	$(4.7) billion
Total net revenue	$12.7 billion	flat
[3] Numbers are presented as actual and rounded; as a result, totals may not sum.
Business Highlights
▪At CES, Intel announced the new Intel® Core™ Ultra 200V series mobile processors with Intel vPro®, Intel® Core™ Ultra 200HX and H series mobile processors, Intel® Core™ Ultra 200U series mobile processors, and an expanded Intel® Core™ Ultra 200S series desktop processor portfolio.
▪In February, Intel launched new Intel® Xeon® 6 processors with Performance-cores (P-cores) for data center and Xeon 6 processors for network and edge applications, providing enhanced performance and efficiency across workloads.
▪In April, MLCommons released its latest MLPerf Inference v5.0 benchmarks, in which Intel Xeon 6 with P-cores demonstrated a 1.9x boost in AI performance over the previous generation of processors, affirming Intel Xeon 6 as a top solution for modern AI systems4.
▪Intel 18A is expected to ramp in the second half of 2025 to support the launch of Intel’s first Panther Lake SKU by year-end, with additional SKUs coming in the first half of 2026.
▪Earlier this month, Intel announced an agreement to sell 51% of its Altera® business to Silver Lake. Intel will own the remaining 49% of the Altera business, enabling it to participate in Altera’s future success while focusing on its core business.
▪In March, Intel completed the second and final close of the sale of its NAND business to SK hynix.
4 Performance varies by use, configuration and other factors. Learn more at www.Intel.com/PerformanceIndex. Performance results are based on testing as of dates shown in configurations and may not reflect all publicly available updates. Visit MLCommons for more details. No product or component can be absolutely secure.

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Business Outlook
Intel's guidance for the second quarter of 2025 includes both GAAP and non-GAAP estimates as follows:

Q2 2025	GAAP	Non-GAAP
Revenue	$11.2-12.4 billion
Gross Margin	34.3%	36.5%
Tax Rate	(51)%	12%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.32)	$0.00

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its first quarter of 2025. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM strategy, Smart Capital strategy, partnerships with Apollo and Brookfield, internal foundry model, updated reporting structure, and AI strategy;
▪projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
▪investment plans and impacts of investment plans, including in the US and abroad;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions, including the agreed-upon sale of a controlling interest of Altera;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;

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▪our anticipated growth, future market share, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
▪expectations regarding government incentives;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪implementing new business strategies and investing in new businesses and technologies;
▪changes in demand for our products;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain, and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our significantly reduced return of capital in recent years;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and

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▪other risks and uncertainties described in this release, our 2024 Form 10-K, our Q1 2025 Form 10-Q, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Operations and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 29, 2025	Mar 30, 2024
Net revenue	$12,667	$12,724
Cost of sales	7,995	7,507
Gross margin	4,672	5,217
Research and development	3,640	4,382
Marketing, general, and administrative	1,177	1,556
Restructuring and other charges	156	348
Operating expenses	4,973	6,286
Operating income (loss)	(301)	(1,069)
Gains (losses) on equity investments, net	(112)	205
Interest and other, net	(173)	145
Income (loss) before taxes	(586)	(719)
Provision for (benefit from) taxes	301	(282)
Net income (loss)	(887)	(437)
Less: net income (loss) attributable to non-controlling interests	(66)	(56)
Net income (loss) attributable to Intel	$(821)	$(381)
Earnings (loss) per share attributable to Intel—basic	$(0.19)	$(0.09)
Earnings (loss) per share attributable to Intel—diluted	$(0.19)	$(0.09)

Weighted average shares of common stock outstanding:
Basic	4,343	4,242
Diluted	4,343	4,242

Other information:
(In Thousands; Unaudited)	Mar 29, 2025	Dec 28, 2024	Mar 30, 2024
Employees
Intel	97.6	99.5	116.4
Mobileye and other subsidiaries	5.0	5.4	5.2
NAND[1]	—	4.0	3.6
Total Intel	102.6	108.9	125.2

[1] Employees of the NAND memory business, which we divested to SK hynix upon the first closing on Dec. 29, 2021, and fully deconsolidated in Q1 2022. Employees are excluded from Intel's total employee count following the completion of the second closing of the divestiture on March 27, 2025.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Mar 29, 2025	Dec 28, 2024
Assets
Current assets:
Cash and cash equivalents	$8,947	$8,249
Short-term investments	12,101	13,813
Accounts receivable, net	3,064	3,478
Inventories
Raw materials	1,322	1,344
Work in process	7,240	7,432
Finished goods	3,719	3,422
	12,281	12,198
Other current assets	5,741	9,586
Total current assets	42,134	47,324

Property, plant, and equipment, net	109,763	107,919
Equity investments	5,027	5,383
Goodwill	24,693	24,693
Identified intangible assets, net	3,568	3,691
Other long-term assets	7,057	7,475
Total assets	$192,242	$196,485

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	10,896	12,556
Accrued compensation and benefits	2,652	3,343
Short-term debt	5,240	3,729
Income taxes payable	1,873	1,756
Other accrued liabilities	11,513	14,282
Total current liabilities	32,174	35,666

Debt	44,911	46,282
Other long-term liabilities	8,744	9,505
Stockholders' equity:
Common stock and capital in excess of par value, 4,362 issued and outstanding (4,330 issued and outstanding as of December 28, 2024)	51,920	50,949
Accumulated other comprehensive income (loss)	(486)	(711)
Retained earnings	48,322	49,032
Total Intel stockholders' equity	99,756	99,270
Non-controlling interests	6,657	5,762
Total stockholders' equity	106,413	105,032
Total liabilities and stockholders' equity	$192,242	$196,485

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Three Months Ended
(In Millions; Unaudited)	Mar 29, 2025	Mar 30, 2024

Cash and cash equivalents, beginning of period	$8,249	$7,079
Cash flows provided by (used for) operating activities:
Net income (loss)	(887)	(437)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,425	2,200
Share-based compensation	684	1,179
Amortization of intangibles	249	351
(Gains) losses on equity investments, net	112	(208)
Deferred taxes	19	(346)
Changes in assets and liabilities:
Accounts receivable	414	80
Inventories	(83)	(366)
Accounts payable	(240)	(386)
Accrued compensation and benefits	(741)	(1,160)
Income taxes	67	(245)
Other assets and liabilities	(1,206)	(1,885)
Total adjustments	1,700	(786)
Net cash provided by (used for) operating activities	813	(1,223)
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(5,183)	(5,970)
Proceeds from capital-related government incentives	803	592
Purchases of short-term investments	(3,386)	(6,460)
Maturities and sales of short-term investments	5,327	9,598
Proceeds from divestitures	1,935	—
Other investing	585	(323)
Net cash provided by (used for) investing activities	81	(2,563)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	1,496	793
Partner contributions	955	423
Additions to property, plant, and equipment	(1,020)	—
Issuance of long-term debt, net of issuance costs	—	2,537
Repayment of debt	(1,500)	—
Proceeds from sales of common stock through employee equity incentive plans	491	626
Payment of dividends to stockholders	—	(529)
Other financing	(618)	(220)
Net cash provided by (used for) financing activities	(196)	3,630
Net increase (decrease) in cash and cash equivalents	698	(156)
Cash and cash equivalents, end of period	$8,947	$6,923

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Mar 29, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$7,629	$4,126	$11,755	$4,667	$943	$—	$(4,698)	$12,667
Cost of sales	3,984	2,359	6,343	5,946	396	377	(5,067)	7,995
Operating expenses	1,284	1,192	2,476	1,041	444	883	129	4,973
Operating income (loss)	$2,361	$575	$2,936	$(2,320)	$103	$(1,260)	$240	$(301)

	Three Months Ended
(In Millions; Unaudited)	Mar 30, 2024
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,273	$3,828	$12,101	$4,356	$643	$—	$(4,376)	$12,724
Cost of sales	4,004	1,745	5,749	5,617	341	701	(4,901)	7,507
Operating expenses	1,447	1,666	3,113	1,180	472	1,486	35	6,286
Operating income (loss)	$2,822	$417	$3,239	$(2,441)	$(170)	$(2,187)	$490	$(1,069)
1The "All Other" category includes the results of operations from other non-reportable segments not otherwise presented, including our Altera and Mobileye businesses, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses.

For information about our operating segments, including the nature of segment revenues and expenses, and a reconciliation of our operating segment revenue and operating income (loss) to our consolidated results, refer to our Form 10-Q filed on April 24, 2025.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests effects. Income tax effects are calculated using a fixed long-term projected tax rate. For 2025 and 2024, we determined the projected non-GAAP tax rate to be 12% and 13%, respectively. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. Q1 2025 mainly includes charges associated with the 2024 Restructuring Plan. Q1 2024 charges primarily related to other restructuring actions. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. In connection with the sale of our NAND memory business in 2021, a portion of the initial closing consideration was deferred and recognized between first and second closing. In addition, Q1 2025 losses reflect the consideration received at the second closing, which was less than the receivable recorded at first closing due to a final negotiated settlement between Intel and SK hynix at second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow
We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions, and (2) payments on finance leases.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 29, 2025	Mar 30, 2024
GAAP gross margin	$4,672	$5,217
Acquisition-related adjustments	114	224
Share-based compensation	175	298
Non-GAAP gross margin	$4,961	$5,739
GAAP gross margin percentage	36.9%	41.0%
Acquisition-related adjustments	0.9%	1.8%
Share-based compensation	1.4%	2.3%
Non-GAAP gross margin percentage	39.2%	45.1%
GAAP R&D and MG&A	$4,817	$5,938
Acquisition-related adjustments	(37)	(41)
Share-based compensation	(509)	(881)
Non-GAAP R&D and MG&A	$4,271	$5,016
GAAP operating income (loss)	$(301)	$(1,069)
Acquisition-related adjustments	151	265
Share-based compensation	684	1,179
Restructuring and other charges	156	348
Non-GAAP operating income (loss)	$690	$723
GAAP operating margin (loss)	(2.4)%	(8.4)%
Acquisition-related adjustments	1.2%	2.1%
Share-based compensation	5.4%	9.3%
Restructuring and other charges	1.2%	2.7%
Non-GAAP operating margin (loss)	5.4%	5.7%
GAAP tax rate	(51.4)%	39.2%
Income tax effects	63.4%	(26.2)%
Non-GAAP tax rate	12.0%	13.0%
GAAP net income (loss) attributable to Intel	$(821)	$(381)
Acquisition-related adjustments	151	265
Share-based compensation	684	1,179
Restructuring and other charges	156	348
(Gains) losses on equity investments, net	112	(205)
(Gains) losses from divestiture	94	(39)
Adjustments attributable to non-controlling interest	(24)	(18)
Income tax effects	228	(390)
Non-GAAP net income (loss) attributable to Intel	$580	$759

Intel/Page 13

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 29, 2025	Mar 30, 2024
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.19)	$(0.09)
Acquisition-related adjustments	0.03	0.06
Share-based compensation	0.16	0.28
Restructuring and other charges	0.04	0.08
(Gains) losses on equity investments, net	0.03	(0.05)
(Gains) losses from divestiture	0.02	(0.01)
Adjustments attributable to non-controlling interest	(0.01)	—
Income tax effects	0.05	(0.09)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.13	$0.18

GAAP net cash provided by (used for) operating activities	$813	$(1,223)
Additions to property, plant, and equipment (gross capital expenditures)	(6,203)	(5,970)
Proceeds from capital-related government incentives	819	592
Partner contributions, net	897	423
Net purchase of property, plant, and equipment (net capital expenditures)	(4,487)	(4,955)
Payments on finance leases	(6)	—
Adjusted free cash flow	$(3,680)	$(6,178)
GAAP net cash provided by (used for) investing activities	$81	$(2,563)
GAAP net cash provided by (used for) financing activities	$(196)	$3,630

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q2 2025 Outlook[1]
Approximately
GAAP gross margin percentage	34.3%
Acquisition-related adjustments	0.9%
Share-based compensation	1.3%
Non-GAAP gross margin percentage	36.5%

GAAP tax rate	(51)%
Income tax effects	63%
Non-GAAP tax rate	12%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.32)
Acquisition-related adjustments	0.03
Share-based compensation	0.16
Restructuring and other charges	0.01
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.13
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.00

1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions; Unaudited)	Full-Year 2025	Full-Year 2026
	Approximately	Approximately

GAAP additions to property, plant and equipment (gross capital expenditures)	$18.0
Proceeds from capital-related government incentives	(3.0 - 5.0)
Partner contributions, net	(4.0 - 5.0)
Non-GAAP net capital expenditures	$8.0 - $11.0

GAAP R&D and MG&A	$19.9	$19.0
Acquisition-related adjustments	(0.1)	(0.1)
Share-based compensation	(2.8)	(2.9)
Non-GAAP R&D and MG&A	$17.0	$16.0

Contacts:

Kylie Altman
Investor Relations
1-916-356-0320
kylie.altman@intel.com

Sophie Metzger
Media Relations
1-408-653-0475
sophie.metzger@intel.com